UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012 (January 19, 2012)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 19, 2012, Alnylam Pharmaceuticals, Inc. (the “Company”) confirmed cash guidance of approximately $260 million for the year ended December 31, 2011.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 and Item 9.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 19, 2012, the Board of Directors of the Company approved, and the Company announced, that it intends to effect a strategic corporate restructuring pursuant to which it will reduce its overall workforce by approximately 33%, to approximately 115 employees, as it aligns its resources to focus on what the Company believes to be its highest value opportunities, including a focus on ALN-TTR for the treatment of transthyretin-mediated amyloidosis and ALN-APC for the treatment of hemophilia as it lead programs, while advancing other pipeline programs through existing alliances and new partnerships. The Company expects the reduction in personnel costs, along with other external costs, to result in a savings of approximately $20 million in 2012 cash operating expenses. In addition, the Company estimates that it will incur one-time restructuring charges of approximately $4 million, including employee severance, benefits and related costs, the majority of which it expects to incur in the first quarter of 2012. These costs are expected to be substantially paid during 2012. The Company expects to substantially complete the workforce reduction by the end of the first quarter of 2012.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 19, 2012.

Forward-Looking Statements

Various statements in this Current Report on Form 8-K concerning the Company’s future expectations, plans and prospects, including without limitation: statements regarding the Company’s planned strategic corporate restructuring, including the timing and effect of the restructuring on the Company’s future operating expenses and cash position; the timing and amount of one-time charges related to the personnel reductions expected to be incurred; its plans for the continued research and development of RNAi therapeutics; and its expected cash position as of December 31, 2011; constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: the Company’s ability to successfully implement its corporate restructuring and workforce reduction plan and achieve the estimated cost savings; the impact of the workforce reduction on the Company’s business; the ability of the Company to attract and retain qualified personnel; the Company’s ability to manage operating expenses; the Company’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its drug candidates; the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; obtaining, maintaining and protecting intellectual property; the Company’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; obtaining regulatory approval for products; competition from others using technology similar to the Company’s and others developing products for similar uses; the Company’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; the Company’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; the outcome of litigation; unexpected expenditures; and the Company’s short operating history; as well as those risks more fully discussed in the “Risk Factors” section of its most recent Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company does not assume any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: January 20, 2012	By:	/s/ Michael P. Mason

Michael P. Mason Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 19, 2012.